Exhibit 1.1
UNDERWRITING AGREEMENT
November 21, 2007
Oilsands Quest Inc.
205, 707 — 7th Avenue S.W.
Calgary, Alberta
T2P 3H6

Attention:	Karim Hirji
Chief Financial Officer
Dear Sirs:

Re:	Offering of Units and Flow-Through Shares
     TD Securities Inc., Genuity Capital Markets, CIBC World Markets Inc., Desjardins Securities Inc., Lehman Brothers Canada Inc., Blackmont Capital Inc. and Canaccord Capital Corporation (collectively, the “Underwriters”) understand that Oilsands Quest Inc. (the “Corporation”) proposes to issue and sell:
(a)	an aggregate of 11,000,000 Units (the “Prospectus Units”), each consisting of one Common Share (the “Prospectus Shares”), and one-half of a warrant to purchase one Common Share (the “Warrants”) at a price of US$5.00 per Unit. Each Warrant will entitle the holder thereof to purchase one Common Share at a price of US$6.75 per Common Share on or before the second anniversary of the Closing Date. The Units will be separable into Common Shares and Warrants immediately after issuance; and

(b)	2,600,000 Common Shares to be issued on a flow-through basis (the “Flow-Through Common Shares”) at a price of Cdn$6.17 per Flow-Through Common Share, and the Corporation will incur or be deemed to incur and thereafter renounce Qualifying Expenditures to the original purchasers of such Flow-Through Common Shares. Flow-Through Common Shares will not be offered for sale outside of Canada.
     Upon and subject to the terms and conditions contained in this agreement, the Underwriters hereby severally, and not jointly, agree to purchase from the Corporation on the Closing Date, in the respective percentages set forth in section 18, and the Corporation hereby agrees to sell to the Underwriters, all but not less than all of the Prospectus Units, at the purchase price per Prospectus Unit specified above, being an aggregate purchase price of US$55,000,000. The Corporation hereby agrees to issue and sell to the Underwriters, subject to the provisions hereof, on the Closing Date such Prospectus Units.
     Additionally, subject to the terms and conditions hereof, the Underwriters hereby agree to act as, and the Corporation appoints the Underwriters as the sole and exclusive agents of the Corporation to offer the Flow-Through Common Shares for sale on the Closing Date at the price per Flow-Through Common Share specified above being an aggregate purchase price of Cdn$16,042,000 provided that if less than 2,600,000 Flow-Through Common Shares are sold by the Underwriters as agents, the Underwriters hereby severally and not jointly, agree to purchase from the Corporation on the Closing Date in the respective percentages set forth in section 18, that number of Flow-Through Common Shares that, together with the Flow-Through Shares sold by the Underwriters as agents, aggregate 2,600,000 Flow-

Through Common Shares. The Corporation hereby agrees to issue and sell to the Underwriters, subject to the provisions hereof, on the Closing Date such Flow-Through Common Shares. Prospectus Units and Flow-Through Common Shares are collectively referred to as “Prospectus Securities”.
     The Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase from the Corporation, at the Underwriters’ election, up to an additional 1,650,000 Common Shares at U.S. $4.72 per share and up to an additional 825,000 Warrants at U.S. $0.56 per Warrant, either separately or as units (each such unit consisting of the same securities as a Prospectus Unit) at U.S. $5.00 per unit (the “Over-Allotment Option Units,” and together with the Prospectus Units, the “Offered Units”). Common Shares and Warrants purchased separately pursuant to the Over-Allotment Option are referred to as “Over-Allotment Option Shares” and “Over-Allotment Option Warrants”, respectively, and Over-Allotment Option Shares, Over-Allotment Option Warrants and Over-Allotment Option Units are collectively referred to as “Over-Allotment Option Securities”. The Underwriters may exercise the Over-Allotment Option, in whole or in part, at any time prior to 4:00 p.m. (Calgary time) on the date that is 30 days after the Closing Date for the purpose of covering over-allotments, if any, and for market stabilization purposes, by written notice to the Corporation setting forth the number of Over-Allotment Option Securities to be purchased. In the event and to the extent that the Underwriters exercise the Over-Allotment Option, subject to the terms and conditions hereof, the Underwriters hereby severally, and not jointly, agree to purchase from the Corporation the number of Over-Allotment Option Securities as to which the Over-Allotment Option shall have been exercised in the respective percentages set forth in section 18 hereof, and the Corporation hereby agrees to issue and sell such number of Over-Allotment Option Securities to the Underwriters at the prices specified above.
     The Underwriters shall be entitled (but not obligated) in connection with the offering and sale of the Offered Securities to retain as sub-agents other registered securities dealers and may receive subscriptions for Offered Securities from subscribers from other registered dealers. The fee payable to any such sub-agent shall be for the account of the Underwriters.
     The Underwriters will offer the Offered Securities initially at the offering prices specified above. The Underwriters may subsequently reduce the price at which the Offered Securities (other than the Flow-Through Common Shares) are offered. Any such reduction shall not reduce the proceeds received by the Corporation.
1. Definitions
     In this agreement:
(a)	“Additional Closing Date” and “Additional Closing Time” have the meanings ascribed thereto in subsection 13(b);

(b)	“agreement” means this agreement and not any particular article or section or other portion except as may be specified, and words such as “hereof”, “hereto”, “herein” and “hereby” refer to this agreement as the context requires;

(c)	“Applicable Time” means 9:40 a.m. (Calgary time) on November 21, 2007;

(d)	“ASA” means the Securities Act (Alberta), RSA 2000 c.S-4, as amended, including the regulations promulgated thereunder;

(e)	“ASC” means the Alberta Securities Commission;

(f)	“affiliate” has the meaning ascribed thereto under the ASA;

(g)	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in Calgary, Alberta;

(h)	“Canadian Base Prospectus” means the (final) MJDS shelf prospectus of the Corporation dated November 16, 2007 relating to the distribution of Common Shares, warrants and/or units of the Corporation filed with the Securities Commissions;

(i)	“Canadian Exploration Expenses” or “CEE” means Canadian exploration expense described in paragraph (a), (d) or (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act or that would be described in paragraph (h) of such definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.i)” were read as “paragraphs (a), (d) or (f)”, excluding any amounts that are prescribed to constitute “Canadian exploration and development overhead expense” under the Tax Act, the amount of any assistance received by the Corporation described in paragraph 66(12.6)(a) of the Tax Act and any expense described in paragraph 66(12.6)(b.1) of the Tax Act;

(j)	“Canadian Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Offered Securities provided to the Underwriters for purposes of marketing the Offered Securities in Canada and filed with the Securities Commissions pursuant to the MJDS;

(k)	“Canadian Prospectus Supplement” means the prospectus supplement relating to the Offered Securities to be filed with the Securities Commissions pursuant to the MJDS in accordance with section 3(b) hereof;

(l)	“Canadian Prospectus” means the Canadian Base Prospectus as supplemented by the Canadian Preliminary Prospectus Supplement until such time as the Canadian Prospectus Supplement is filed with the Securities Commissions, after which time “Canadian Prospectus” means the Canadian Base Prospectus as supplemented by the Canadian Prospectus Supplement;

(m)	“Canadian Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Provinces and the respective regulations, rules, instruments, rulings and orders made thereunder and the applicable policy statements issued by the Securities Commissions thereunder;

(n)	“Commitment Amount” means the amount equal to Cdn$6.17 multiplied by the number of Flow-Through Common Shares subscribed and paid for pursuant to the Flow-Through Subscription Agreements;

(o)	“Closing Date” means December 5, 2007 or such other date as the parties hereto may agree, but in any event, not later than December 31, 2007;

(p)	“Closing Time” means 6:30 a.m. (Calgary time) or such other time, on the Closing Date, as the Underwriters and the Corporation may agree;

(q)	“Common Shares” means the common shares in the capital of the Corporation, par value $.001 per share and, where appropriate in the context, includes the Common Shares included in the Offered Securities;

(r)	“Corporation” means Oilsands Quest Inc.;

(s)	“Corporation’s auditors” means Pannell Kerr Forster, independent registered public accounting firm, Vancouver, British Columbia, who were the auditors of the Corporation up to November 13, 2007;

(t)	“Corporation’s Counsel” means Corporation’s Canadian counsel and Corporation’s U.S. counsel;

(u)	“Corporation’s Canadian counsel” means Macleod Dixon LLP or such other legal counsel as the Corporation, with the consent of the Underwriters, may appoint;

(v)	“Corporation’s U.S. counsel” means Burns, Figa & Will, P.C. or such other legal counsel as the Corporation, with the consent of Underwriters, may appoint;

(w)	“distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the applicable Securities Laws and “distribute” has a corresponding meaning;

(x)	“Disclosure Package” means, as of the Applicable Time and all considered together:
(i)	the U.S. Base Prospectus;

(ii)	the U.S. Preliminary Prospectus Supplement;

(iii)	the Issuer Free Writing Prospectuses, if any, identified in Schedule “A” hereto; and

(iv)	any other Free Writing Prospectus that the parties hereto shall expressly agree in writing to treat as part of the Disclosure Package
(y)	“Documents” means, collectively, the documents incorporated by reference in the Prospectuses and any Supplementary Material including:
(i)	the Form 10-KSB;

(ii)	the Form 10-Q;

(iii)	the Forms 8-K; and

(iv)	the Corporation’s registration statement on Form 10-SB filed October 14, 1999, as amended by Forms 8-A filed on March 13, 2006 and August 23, 2006.
(z)	“Effective Date” means November 7, 2007, the date upon which the Registration Statement became effective;

(aa)	“Exchange” means the American Stock Exchange;

(bb)	“Expenditure Period” means the period commencing on the date of acceptance of the Flow-Through Subscription Agreements and ending on the earlier of:
(i)	the date on which the Commitment Amount has been fully expended in accordance with the terms of the Flow-Through Subscription Agreements; and

(ii)	December 31, 2008;
(cc)	“ Financial Statements”, means collectively:
(i)	the audited annual consolidated financial statements of the Corporation as at and for the years ended April 30, 2007 and April 30, 2006, together with the report of the Corporation’s auditors thereon and the notes thereto;

(ii)	the unaudited interim comparative consolidated financial statements of the Corporation as at and for the three month periods ended July 31, 2007 and July 31, 2006, together with the notes thereto;
(dd)	“Flow-Through Subscription Agreements” means, collectively, the agreements to be entered into between the Corporation and one or more of the Underwriters or any participants in the Selling Dealer Group for and on behalf of and as agents for purchasers of Flow-Through Common Shares on or prior to the Closing Date setting out the contractual relationship between the Corporation and the purchasers of Flow-Through Common Shares, in form and substance satisfactory to the Corporation and the Underwriters and substantially as set out as Schedule “B” to this agreement or such other form agreed to by the Corporation and the Underwriters

(ee)	“Form 10-KSB” means the annual report of the Corporation on Form 10-KSB for the year ended April 30, 2007, as filed with the SEC, including the exhibits thereto;

(ff)	“Form 10-Q” means the quarterly report of the Corporation on Form 10-Q for the quarter ended July 31, 2007 as filed with the SEC, including the exhibits thereto;

(gg)	“Forms 8-K” means each of the current reports of the Corporation on Form 8-K since April 30, 2007 as filed with the SEC;

(hh)	“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 of the Securities Act;

(ii)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act;

(jj)	“Material Adverse Effect” in respect of a person, means any effect, that is, or could reasonably be expected to be material and adverse to the condition (financial or otherwise), properties, assets, prospects, liabilities, obligations, cash flow, income or business operations of such person, taken as a whole;

(kk)	“material change”, “material fact” and “misrepresentation” shall have the meanings ascribed thereto under the applicable Securities Laws;

(ll)	“Material Subsidiaries” means Oilsands Quest Sask Inc. and any other Subsidiary of the Corporation, the total assets of which constitute more than 10% of the consolidated assets of the Corporation as at July 31 , 2007 or the total revenues of which constitute more than 10% of the consolidated revenues of the Corporation for the three months ended July 31, 2007;

(mm)	“McDaniel” means McDaniel & Associates Consultants Ltd., independent petroleum consultants of Calgary, Alberta;

(nn)	“McDaniel Report” means the report of McDaniel dated November 1, 2007 with respect to an estimate of the discovered resources in the Corporation’s Axe Lake discovery as of October 31, 2007;

(oo)	“MJDS” means the multi-jurisdictional disclosure system described in National Instrument 71-101 of the Canadian Securities Administrators, as amended;

(pp)	“MRRS Procedures” means the mutual reliance review system and procedures provided for by National Policy 43-201 of the Canadian Securities Administrators, as amended;

(qq)	“Offered Units” means, collectively, the Prospectus Units and the Over-Allotment Option Units;

(rr)	“Offered Securities” means, collectively, the Prospectus Units, the Flow-Through Common Shares and any Over-Allotment Option Securities;

(ss)	“OQI Sask Common Shares” means the common shares in the capital of OQI Sask from time to time and, where the context permits, includes the OQI Sask Flow-Through Shares;

(tt)	“OQI Sask Commitment Amount” means the aggregate amount of consideration paid by the Corporation for the OQI Sask Flow-Through Shares pursuant to the OQI Sask Flow-Through Subscription Agreement, which amount shall be equal to the Commitment Amount;

(uu)	“OQI Sask Expenditure Period” means the period commencing on the date that OQI Sask accepts the OQI Sask Flow-Through Subscription Agreement and ends on the earlier of:
(i)	the date on which the OQI Sask Commitment Amount has been fully expended in accordance with the terms of the OQI Sask Flow-Through Subscription Agreement; and

(ii)	December 31, 2008;
(vv)	“OQI Sask Flow-Through Shares” means the OQI Sask Common Shares issued on a “flow-through basis” in accordance with the provisions of the Tax Act and subscribed for by the Corporation pursuant to the OQI Sask Flow-Through Subscription Agreement;

(ww)	“OQI Sask Flow-Through Subscription Agreement” means the subscription and renunciation agreement to be entered into between the Corporation and OQI Sask setting out the contractual relationship between OQI Sask and the Corporation with respect to the Corporation’s subscription for OQI Sask Flow-Through Shares;

(xx)	“OQI Sask Qualifying Expenditures” means expenses that are CEE at the date they are incurred to the extent permitted to be renounced to the Corporation under the OQI Sask Flow-Through Subscription Agreement;

(yy)	“Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus;

(zz)	“Prospectus Supplements” means the Canadian Prospectus Supplement and the U.S. Prospectus Supplement;

(aaa)	“Proxy Statement” means the proxy statement of the Corporation filed with the SEC;

(bbb)	“Public Record” means all information filed by or on behalf of the Corporation with the SEC and the Securities Commissions, including without limitation, the Documents, the Prospectuses, any Supplementary Material and any other information filed with the SEC or any Securities Commission in compliance, or intended compliance, with any applicable Securities Laws;

(ccc)	“Qualifying Expenditures” means expenses that are CEE at the date they are incurred;

(ddd)	“Qualifying Provinces” means each of the provinces of Canada other than Quebec;

(eee)	“Registration Statement” means the registration statement on Form S-3 (File no. 333-147200), which became automatically effective on the Effective Date, for the registration of Common Shares, warrants and/or units of the Corporation under the Securities Act, including the exhibits thereto and the documents incorporated by reference therein, as amended at the Effective Date;

(fff)	“Reserves Statement” means the statement of oil and gas reserves data and other oil and gas information for the year ended April 30, 2007 prepared as of July 27, 2007 and filed with the ASC;

(ggg)	“SEC” means the United States Securities and Exchange Commission;

(hhh)	“SEC Rules and Regulations” means the published rules and regulations of the SEC;

(iii)	“Securities Commissions” means the securities commissions or similar regulatory authorities in the Qualifying Provinces;

(jjj)	“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(kkk)	“Selling Dealer Group” means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Offered Securities pursuant to this agreement;

(lll)	“Subscriber” means a person who subscribes for Flow-Through Common Shares;

(mmm)	“Subsidiary” means a subsidiary within the meaning of the ASA;

(nnn)	“Supplementary Material” means, collectively, any amendment to a Prospectus, any amended or supplemented Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Corporation with the SEC or the Securities Commission under the applicable Securities Laws;

(ooo)	“Tax Act” means the Income Tax Act (Canada) as amended and the regulations thereunder;

(ppp)	“Underwriters’ Canadian counsel” means Blake, Cassels & Graydon LLP or such other legal counsel as the Underwriters, with the consent of the Corporation, may appoint;

(qqq)	“Underwriters’ U.S. counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other legal counsel as the Underwriters, with the consent of the Corporation, may appoint;

(rrr)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(sss)	“U.S. Base Prospectus” means the base prospectus included in the Registration Statement;

(ttt)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(uuu)	“U.S. Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Offered Securities provided to the Underwriters for purposes of marketing the Offered Securities in the United States and filed with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations;

(vvv)	“U.S. Prospectus Supplement” means the prospectus supplement relating to the Offered Securities to be filed with SEC pursuant to Rule 424(b) of the SEC Rules and Regulations in accordance with section 3(b) hereof;

(www)	“U.S. Prospectus” means the U.S. Base Prospectus as supplemented by the U.S. Preliminary Prospectus Supplement until such time as the U.S. Prospectus Supplement is filed with the SEC, after which time “U.S. Prospectus” means the U.S. Base Prospectus as supplemented by the U.S. Prospectus Supplement;

(xxx)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(yyy)	“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder; and

(zzz)	“Warrant Indenture” means the Indenture to be entered into between the Corporation and Computershare Trust Company of Canada, as indenture trustee, relating to the Warrants.

     In addition, unless otherwise defined herein capitalized terms shall have the meanings ascribed thereto in the Prospectuses.
2. Underwriting Fee
     In consideration for its services hereunder, the Corporation agrees to pay to the Underwriters:
(a)	at the Closing Time, a fee equal to the amount of US$0.25 (5%) for each Prospectus Unit purchased for an aggregate fee of US$2,750,000;

(b)	at the Closing Time, a fee equal to the amount of Cdn$0.3085 (5%) for each Flow-Through Common Share purchased for an aggregate fee of Cdn$802,100; and

(c)	at the Additional Closing Time, a fee of:
(i)	US$0.25 (5%) for each Over-Allotment Option Unit purchased;

(ii)	US$0.236 (5%) for each Over-Allotment Option Share purchased; and

(iii)	US$0.028 (5%) for each Over-Allotment Option Warrant purchased.
     The foregoing fees (collectively, the “Underwriting Fee”) may, at the sole option of the Underwriters, be deducted from the aggregate gross proceeds of the sale of the Offered Securities and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Underwriting Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Underwriters. The Corporation also agrees to pay the Underwriters’ expenses as set forth in section 10 hereof.
3. Qualification for Sale
(a)	The Corporation represents and warrants to the Underwriters that:
(i)	the Corporation meets the general eligibility requirements for use of Form S-3 under the U.S. Securities Act;

(ii)	the Corporation has filed the Registration Statement with the SEC and the Registration Statement became effective upon filing on November 7, 2007;

(iii)	the Corporation is eligible to make use of the MJDS for the distribution of the Offered Securities in the Qualifying Provinces;

(iv)	the Corporation has filed the Canadian Base Prospectus with the Securities Commissions in accordance with the MJDS and Canadian Securities Laws and has obtained a final MRRS decision document from the ASC (as the principal regulator) confirming that a final receipt has been issued by each of the Securities Commissions;

(v)	the Corporation has filed the U.S. Preliminary Prospectus Supplement with the SEC pursuant to Rule 424(b)(5) of the SEC Rules and Regulations and has filed the Canadian Preliminary Prospectus Supplement with the Securities Commissions pursuant to the MJDS and Canadian Securities Laws;

(vi)	the Corporation has fulfilled all requirements to be fulfilled by the Corporation, including the filing of the Canadian Base Prospectus and the Canadian Preliminary Prospectus Supplement but excluding the preparation and filing of the Canadian Prospectus Supplement, to enable the Offered Securities to be offered for sale and sold to the public in the Qualifying Provinces through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.
(b)	The Corporation shall forthwith prepare the U.S. Prospectus Supplement and the Canadian Prospectus Supplement in a form satisfactory to the Underwriters, acting reasonably, and in compliance with all applicable Securities Laws and file the U.S. Prospectus Supplement with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations and the Canadian Prospectus Supplement with the Securities Commissions in accordance with applicable Canadian Securities Laws within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filings.

(c)	The Corporation will promptly advise the Underwriters:
(i)	when the U.S. Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations;

(ii)	when the Canadian Prospectus has been filed with the Securities Commission pursuant to applicable Canadian Securities Laws;

(iii)	when, prior to the termination of the offering of the Offered Securities, any amendment to the Registration Statement or the Prospectuses shall have been filed or become effective or a MRRS decision document in respect of any such amendment had been issued, as the case may be;

(iv)	of any request by the SEC or its staff for any amendments of the Registration Statement or for any supplement to the U.S. Prospectus or any additional information;

(v)	of any request by any Securities Commission or any regulatory authority in Canada for any amendment or supplement to the Canadian Prospectus or any additional information;

(vi)	of the issuance by the SEC of any stop orders suspending the effectiveness of the Registration Statement or of any notice that would prevent its use, or the issuance by any Securities Commission or any other regulatory authority in Canada of any cease trading or similar order relating to the Offered Securities, or the institution or threatening of any proceeding for such purposes;

(vii)	of the receipt by the Corporation of any communication related to the Prospectuses, the offering of the Offered Securities or the listing of the

Common Shares or the Warrants included in the Offered Securities on the Exchange; and
(viii)	of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceedings for such purpose.
(d)	The Corporation will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or the Prospectuses or a new registration statement or prospectus or use its best efforts to have such amendment or new registration statement or prospectus declared effective or qualified as soon as practicable.

(e)	During the period of distribution of the Offered Securities, prior to the filing with any Securities Commissions or the SEC of any Supplementary Material or any documents incorporated by reference therein after the date hereof, the Corporation shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

(f)	During the period from the date hereof until completion of the distribution of the Offered Securities, the Corporation shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Supplementary Material. Without limiting the generality of the foregoing, the Corporation shall make available its directors, senior management, auditors, independent engineers, legal counsel and other experts to be available, to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the “Due Diligence Session”). The Underwriters shall distribute a list of written questions to be answered in advance of such Due Diligence Session and the Corporation shall provide written responses to such questions and shall use its commercially reasonable efforts to have its auditors, independent engineers, legal counsel and other experts provide written responses to such questions in advance of the Due Diligence Session.

(g)	The Corporation shall, in cooperation with the Underwriters, take such action as the Underwriters may reasonably request to qualify the Offered Securities (other than the Flow-Through Common Shares) for offering and sale under the applicable Securities Laws of such states of the United States as the Underwriters may designate and maintain such qualification in effect for so long as shall be necessary to effect the distribution of the Offered Securities (other than the Flow-Through Common Shares) as contemplated hereby; provided, however, that with respect to state securities law qualifications, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

(h)	Until the distribution of the Offered Securities shall have been completed, the Corporation shall promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Securities Laws to continue to qualify the Offered Securities for distribution in all of the Qualifying Provinces and to qualify the Offered Securities (other than the Flow-Through Common Shares) for distribution in the United States or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to again qualify the Offered Securities .
4. Delivery of Registration Statement, Prospectus and Related Documents
     The Corporation shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:
(a)	prior to or contemporaneously with the execution of this agreement:
(i)	copies of each of the Canadian Prospectus and the Canadian Preliminary Prospectus Supplement signed as required under applicable Canadian Securities Law;

(ii)	copies of the Registration Statement signed as required by the applicable Securities Laws;

(iii)	copies of the U.S. Preliminary Prospectus Supplement; and

(iv)	copies of any documents incorporated by reference in the Registration Statement and the Prospectuses which have not previously been delivered to the Underwriters;
(b)	as soon as they are available, copies of any Supplementary Material, signed as required by the Securities Laws and including, in each case, copies of any documents incorporated by reference therein which have not been previously delivered to the Underwriters;

(c)	at the time of the execution of this agreement, a “comfort letter” from the Corporation’s auditors, dated such date, addressed to the Underwriters and satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, acting reasonably, confirming that such firm is an “independent registered accounting firm” with respect to the Corporation and its Subsidiaries within the meaning of the Securities Act and the SEC Rules and Regulations and Public Company Accounting Oversight Board (United States) and “independent” with respect to the Corporation for the purposes of the ASA and to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses with indicated amounts in the financial statements or accounting records of the Corporation and have found such information to be in agreement, which comfort letter shall be based on the applicable auditors’ review having a cut-off date of not more than two Business Days prior to the date of this Agreement;
     Comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Underwriters for their signature or, if the Underwriters’ signature is not required, at the time the same is filed. All such letters shall be in form and substance acceptable to the Underwriters and the Underwriters’ counsel, acting reasonably.
     The deliveries referred to in subsections 4(a) and (b) shall also constitute the Corporation’s consent to the use by the Underwriters and other members of the Selling Dealer Group of the Registration Statement, the Disclosure Package and the Prospectuses, the Documents, the Prospectuses and any Supplementary Material in connection with the offering and sale of the Offered Securities.
5. Commercial Copies
(a)	The Corporation shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the Business Day following the date of the filing of the Canadian Prospectus Supplement and the U.S. Prospectus Supplement, with the Securities Commissions and no later than noon (local time) on the first Business Day after the execution of any Supplementary Material in connection with the Prospectuses, cause to be delivered to the Underwriters, without charge, commercial copies of the Prospectuses or such Supplementary Material in such numbers and in such cities as the Underwriters may reasonably request by oral or written instructions to the Corporation or the printer thereof given no later than the time when the Corporation authorizes the printing of the commercial copies of such documents.
(b)	The Corporation shall cause to be provided to the Underwriters such number of copies of any documents incorporated by reference in the Prospectuses or any Supplementary Materials as the Underwriters may reasonably request.
6. Material Change and Certain Other Covenants
(a)	During the period of distribution of the Offered Securities, the Corporation will promptly inform the Underwriters in writing of the full particulars of:
(i)	any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation;

(ii)	any change in any material fact contained or referred to in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material; and

(iii)	the occurrence or discovery of a material fact or event which, in any such case, is, or may be, of such a nature as to:
(A)	render the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material untrue, false or misleading in any material respect;

(B)	result in a misrepresentation in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material; or

(C)	result in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material not complying in any material respect with the Securities Laws, provided that if the Corporation is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this section has occurred or been discovered, the Corporation shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.

(b)	During the period of distribution of the Offered Securities, the Corporation will promptly inform the Underwriters in writing of the full particulars of:
(i)	any request of any Securities Commission, the SEC or similar regulatory authority for any amendment to, or to suspend or prevent the use of, the Registration Statement, Disclosure Package and the Prospectuses, or any other part of the Public Record or for any additional information;

(ii)	the issuance by any Securities Commission, the SEC or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

(iii)	the receipt by the Corporation of any communication from any Securities Commission, the SEC or similar regulatory authority, the Exchange or any other competent authority relating to the Registration Statement, the Disclosure Package and the Prospectuses or any other part of the Public Record or the distribution of the Offered Securities.
(c)	The Corporation will promptly comply to the reasonable satisfaction of the Underwriters and the Underwriters’ counsel with applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in subsections 6(a) or 6(b) above and the Corporation will prepare and file promptly at the Underwriters’ request any amendment to the Disclosure Package, the Prospectuses, the Registration Statement or Supplementary Material as may be required under Securities Laws; provided that the Corporation shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of any Supplementary Material, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in, or in connection with, any Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to each of the Underwriters and the Underwriters’ counsel a copy of each Supplementary Material as filed with the Securities Commissions, and of letters with respect to each such Supplementary Material substantially similar to those referred to in section 4 above.

(d)	During the period of distribution of the Offered Securities, the Corporation will promptly provide to the Underwriters, for review by the Underwriters and the Underwriters’ counsel, prior to filing or issuance:

(i)	any financial statement of the Corporation;

(ii)	any proposed document, including without limitation any amendment to any document, which may be incorporated, or deemed to be incorporated, by reference in the Registration Statement, the Preliminary Prospectus or the Prospectuses; and

(iii)	any press release of the Corporation.
(e)	The Corporation agrees to fulfill its obligations and comply with the terms and conditions of the Flow-Through Subscription Agreements and agrees that the subscription funds for the Flow-Through Common Shares will be expended in accordance with the terms of the Flow-Through Subscription Agreements and the provisions hereof.
7. Representations and Warranties of the Corporation
(a)	Each delivery of the Prospectuses, the Prospectus Supplements and any Supplementary Material pursuant to section 4 above shall constitute a representation and warranty to the Underwriters by the Corporation (and the Corporation hereby acknowledges that each of the Underwriters is relying on such representations and warranties in entering into this agreement) that:
(i)	all of the information and statements (except information and statements furnished by and relating solely to the Underwriters) contained in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be, at the respective dates of such documents and at the Closing Date:
(A)	conform in all material respects to the requirements of the applicable Securities Laws, including without limitation the Securities Act and the SEC Rules and Regulations;

(B)	contain no misrepresentation;

(C)	did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(D)	constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Securities;
(ii)	the Canadian Prospectus, or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be, complies in all material respects with the applicable Securities Laws;

(iii)	as of the Applicable Time, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(iv)	except as is disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, there has been no intervening material change (adverse material change until filing of the Prospectuses) (actual, proposed or prospective, whether financial or otherwise), from the date of the Registration Statement, the Disclosure Package and the Prospectuses to the time of delivery thereof, in the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation.
(b)	In addition to the representations and warranties contained in subsection 7(a) hereof, the Corporation represents and warrants to the Underwriters, and acknowledges that each of the Underwriters is relying upon such representations and warranties in entering into this agreement, that:
(i)	each of the Corporation and each Material Subsidiary has been duly incorporated, continued or organized, as the case may be, and is validly existing under the laws of the jurisdiction of its incorporation, continuance or organization and has all requisite corporate authority and power to carry on its businesses, as now conducted and as presently proposed to be conducted by it, and to own its assets;

(ii)	the only Subsidiaries of the Corporation are Oilsands Quest Sask Inc. (“OQI Sask”), Township Petroleum Corporation (“TPC”), Western Petrochemicals Corp. (“WPC”), Stripper Energy Service Inc. (“Stripper”) and 1291239 Alberta Ltd. (“1291235”) and the only Material Subsidiary of the Corporation is OQI Sask;

(iii)	each of the Corporation and its Material Subsidiaries is qualified to carry on business under the laws of each jurisdiction where it carries on its business;

(iv)	the Corporation has full corporate power and authority to enter into this agreement, the Flow-Through Subscription Agreements, the OQI Sask Flow-Through Subscription Agreement and the Warrant Indenture and to perform its obligations set out herein and therein (including, without limitation, to issue the Offered Securities), and this agreement is and at the Closing Time, the Flow-Through Subscription Agreements, the OQI Sask Flow-Through Subscription Agreement and the Warrant Indenture will have been duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms subject to laws relating to creditors’ rights generally and except as rights to indemnity may be limited by applicable law;

(v)	the sale and delivery of the Offered Securities by the Corporation:
(A)	have been duly authorized by all necessary action on the part of the Corporation;

(B)	do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission, the SEC or other regulatory authority or other similar third party (except (A) those which have been obtained or (B) those as may be required (and will be obtained prior to the Closing Time) under applicable Securities Laws);

(C)	do not and will not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under (A) any of the terms or provisions of the articles or by-laws of the Corporation, (B) any resolution of the board of directors, (or any committee thereof) or securityholders of the Corporation, or (C) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Corporation, or any agreement, license or permit to which the Corporation is a party;

(D)	do not and will not result in the violation of any law; and

(E)	do not and will not give rise to any lien on or with respect to the properties or assets now owned or hereafter acquired by the Corporation or the acceleration of or the maturity of any indebtedness or other liabilities or obligations under any indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of its properties;
(vi)	neither the Corporation nor any Material Subsidiary is a party to any material mortgage, note, indenture, deed of trust, contract, agreement, instrument, lease, license or other document other than as described in the Registration Statement, the Disclosure Package and the Prospectuses;

(vii)	each of the Corporation and its Subsidiaries has conducted and is conducting its business in compliance in all respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds all permits, licenses, consents and approvals to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, except in each case where the failure to be in such compliance or to hold such permits would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) and all such permits, licenses, consents and approvals are in good standing and none contains any term, provision, condition or limitation which will have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) and the Corporation is not aware of any fact or matter which would reasonably be expected to result in the termination of any such permit or otherwise have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) ;

(viii)	neither the Corporation nor any Material Subsidiary is in breach or violation of any of the terms, conditions or provisions of the articles, constating documents, by-laws or resolutions of the shareholders or directors (or any committee thereof) of the Corporation or the Material Subsidiary, as the case may be;

(ix)	neither of the Corporation nor any Subsidiary is in breach of violation of:
(A)	any permits, licenses, consents and approvals issued to the Corporation or the Subsidiary, as the case may be, or any agreement, indenture, lease, document or instrument to which the Corporation or the Subsidiary is a party or by which it is contractually bound, except for any breach or violations which would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole); or

(B)	any statute, regulation or rule applicable to the Corporation or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or any Subsidiary, except for any breach or violations which would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole);
(x)	to the knowledge of the senior management of the Corporation, after reasonable inquiry, there is no person who as of the date hereof directly or indirectly will beneficially own or have control or direction over greater than 10% of the voting rights attached to all outstanding voting securities of the Corporation other than as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus;

(xi)	the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this agreement, the Flow-Through Subscription Agreement, the OQI Sask Flow-Through Subscription Agreement, the Warrant Indenture or any of the transactions contemplated hereby or thereby by the Corporation, does not and will not result in any breach of or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of shareholders or directors of the Corporation, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any law, judgment, decree, order, statute, rule or regulation applicable to the Corporation, except for any breach or default which would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole);

(xii)	since April 30, 2007 there have been no facts, transactions, events or occurrences which, to the knowledge of the Corporation, could have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) which have not been disclosed in the Registration Statement, the Disclosure Package and the Prospectuses or in writing to the Underwriters;

(xiii)	the Financial Statements fairly present, in all material respects and in accordance with generally accepted accounting principles in the United States consistently applied, the financial position of the Corporation as at the dates thereof for the periods then ended and reflect all liabilities (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof;

(xiv)	except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, each of the Corporation and its Material Subsidiaries has carried on business in the ordinary course;

(xv)	there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of its Material Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, in any way could reasonably be expected to have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) or which affects or may affect the distribution of the Offered Securities and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success;

(xvi)	the authorized capital of the Corporation consists of 500 million Common Shares and 10 million preferred shares, issuable in series, and as of November 15, 2007 the issued and outstanding capital of the Corporation consists of 190,888,781 Common Shares, and one Series B Preferred Share, each of which has been validly issued as a fully paid and non-assessable share in the capital of the Corporation;

(xvii)	except as disclosed in the Public Record, no person, firm or corporation holds any securities convertible or exchangeable into securities of the Corporation or any Material Subsidiary or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement, warrant, option or right for the purchase, subscription or issuance of any unissued Common Shares;

(xviii)	except as disclosed in the Public Record the Corporation does not, directly or indirectly, hold any shares, other securities, options or rights to subscribe for shares or other securities of any corporation, partnership or other entity except for the Subsidiaries;

(xix)	Computershare Trust Company of Canada acts as the transfer agent and registrar for the Common Shares;

(xx)	none of the SEC, a Securities Commission, other securities commission or similar regulatory authority or exchange in the Qualifying Provinces or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in default of any requirement of Securities Laws in the Qualifying Provinces or the United States;

(xxi)	there is not in the constating documents or by-laws of the Corporation or any Material Subsidiary, or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation or any Material Subsidiary is a party, any restriction upon or impediment to the declaration of dividends by its directors or payment of dividends by its holders of its shares;

(xxii)	the Corporation is a reporting issuer in good standing under the laws of Alberta;

(xxiii)	excepting out those things and matters which are not material to the Corporation or any of its Material Subsidiaries, the Corporation and each of its Material Subsidiaries has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and re-assessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or any Material Subsidiary and there are no actions, suits, proceedings, investigations or claims or, to the knowledge of the Corporation, threatened or pending against the Corporation or any Material Subsidiary in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(xxiv)	Each of Pannell Kerr Forster and KPMG LLP are independent with respect to the Corporation as required by applicable Canadian Securities Laws and the rules of the Exchange and there has not been any reportable disagreement (within the meaning of section 4.11 of National Instrument No. 51-102 of the Canadian Securities Administrators) with the auditors of the Corporation since incorporation of the Corporation;

(xxv)	the Corporation and each Material Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that in all material respects:
(A)	transactions are executed in accordance with management’s general or specific authorization;

(B)	transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and

(C)	access to assets is permitted only in accordance with management’s general or specific authorization.
(xxvi)	the information and statements set forth in the Public Record were true, correct and complete and did not contain any misrepresentation as at the date of such information or statement and the Corporation has not filed any confidential material change reports which continue to be confidential;

(xxvii)	as at the date of this agreement, no insider, other than as disclosed in writing to the Underwriters, has advised the Corporation of its intention to sell any securities of the Corporation held by it;

(xxviii)	the representations and warranties made by the Corporation in the Flow-Through Subscription Agreements will be true and correct as of the date at which they are made;

(xxix)	each of the Corporation and its Material Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it and neither the Corporation or any Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Corporation or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect on the Corporation or its Subsidiaries (taken as a whole);

(xxx)	each of the Corporation and its Subsidiaries has good and marketable title to its property and assets free and clear of all liens and defects that would affect the value thereof or interfere with the use made or to be made thereof by the Corporation or such Subsidiary, as the case may be, except for such liens and defects which would not, singly or in the aggregate, result in a Material Adverse Effect on the Corporation or its Subsidiaries (take as a whole), and each of the Corporation and its Subsidiaries holds all of its leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by the Corporation or such Subsidiary, as the case may be, except for such exceptions which would not, singly or in the aggregate, result in a Material Adverse Effect on the Corporation as its Subsidiaries (taken as a whole), and neither the Corporation or any of its Subsidiaries, as the case may be, has received notice of any claim of any sort that has been asserted by any person adverse to the rights of the Corporation or any of its Subsidiaries, as the case may be, to the continuing possession and use of the leased or subleased properties except for such claims which would not, singly or in the aggregate, result in a Material Adverse Effect on the Corporation on its Subsidiaries (taken as a whole) and except as disclosed in writing to the Underwriters, each of the Corporation and its Material Subsidiaries owns or leases all such properties as are necessary to its business as currently conducted or proposed to be conducted;

(xxxi)	the Corporation and each Material Subsidiary made available to McDaniel prior to the issuance of the McDaniel Report all information requested by McDaniel, which information did not contain any misrepresentation; the Corporation has no knowledge of any adverse material change in any information provided to McDaniel since the date that such information was so provided; the Corporation believes that the McDaniel Report accurately estimates the discovered resources at the Axe Lake Discovery (as that term is used in the

McDaniel Report) as at the effective date thereof based upon information available in respect of such resources at the time such report was prepared and the assumptions contained therein; and the Corporation has no knowledge of any adverse material change in any resource information upon which the McDaniel Report is based;
(xxxii)	except for the Underwriters, there is no other person, firm or corporation acting or purporting to act at the request of the Corporation who is entitled to any brokerage, finder’s, underwriter’s or agency fee in connection with the transactions contemplated herein;

(xxxiii)	no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Corporation in connection with the sale and delivery of the Offered Securities except as contemplated hereby;

(xxxiv)	the minute books for the Corporation and each of its Material Subsidiaries contain full, true and correct copies of the constating documents of the Corporation and each of its Material Subsidiaries, as the case may be, and contain copies or drafts of all minutes of all meetings and all consent resolutions of the directors, committees of the directors and shareholders of the Corporation and each of its Material Subsidiaries, as the case may be, and all such meetings were duly called, properly held and all such consent resolutions were properly obtained;

(xxxv)	the issued and outstanding Common Shares are listed and posted for trading on the Exchange and the Corporation is in material compliance with the by-laws, rules and regulations of the Exchange;

(xxxvi)	to the knowledge of the Corporation, none of its directors or officers are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(xxxvii)	the Corporation and each Material Subsidiary is insured by insurers of recognized financial responsibly against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Corporation and each Material Subsidiary or its businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect would not have an adverse material effect on the business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries (taken as a whole) or their assets;

(xxxviii)	the Corporation has full corporate power and authority to issue the Flow-Through Common Shares and renounce to the Subscribers Qualifying Expenditures in an amount equal to the Commitment Amount and, at the Closing Time, the Flow-Through Common Shares will be duly and validly created and issued and will be outstanding as fully paid and non-assessable Common Shares in the share capital of the Corporation;

(xxxix)	each of the Corporation and OQI Sask is a “principal business corporation” as defined in subsection 66(15) of the Tax Act;

(xl)	except as the result of any agreement or arrangement to which the Corporation is not a party and of which it has no knowledge, upon issuance pursuant to the provisions of the Flow-Through Subscription Agreements, the Flow-Through Common Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and will not be “prescribed shares” for the purpose of Regulation 6202.1 to the Tax Act;

(xli)	except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole):
(A)	the Corporation and each Subsidiary is not in violation of any applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(B)	the Corporation and each Subsidiary has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(C)	except as have been disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Corporation and each Subsidiary that have not been remedied;

(D)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation and each Subsidiary;

(E)	the Corporation and each Subsidiary has not failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign (“Government Authority”) the occurrence of any event which is required to be so reported by any Environmental Law; and

(F)	the Corporation and each Subsidiary holds, or will hold at the required time, all licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of the type owned by it and the Corporation and each Subsidiary has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;
(xlii)	any and all operations of the Corporation and each Subsidiary and, to the knowledge of the Corporation, any and all operations by third parties, on or in respect of the assets and properties of the Corporation and each Subsidiary, have been conducted in accordance with good oil and gas and mining industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(xliii)	in respect of the assets and properties of the Corporation and each Subsidiary that are operated by it, if any, it holds all valid licenses, permits and similar rights and privileges that are required and necessary under applicable law to operate such assets and properties as presently operated;

(xliv)	the Common Shares and Warrants included in the Offered Securities and the Common Shares to be issued upon exercise of the Warrants have been duly and validly authorized and reserved and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectuses;

(xlv)	no officer, director, employee or any other person not dealing at arm’s length with the Corporation and each Subsidiary or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest, licensing fee or any other encumbrances or claims of any nature whatsoever which are based on the Corporation’s or such Subsidiary’s revenues;

(xlvi)	the Corporation and each Material Subsidiary is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws, indemnification agreements or covenants that are entered into arising in the ordinary course of business, including operating and similar agreements, indemnification and contribution provisions in agency and underwriting agreements and in transfer agency agreements) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person;

(xlvii)	other than as set forth in the Registration Statement, the Disclosure Package or the Prospectuses, the Corporation and each Material Subsidiary does not have any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with the Corporation that are currently outstanding;

(xlviii)	none of the directors, officers or employees of the Corporation or any Material Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation or any Material Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Corporation and its Subsidiaries (taken as a whole);

(xlix)	the Corporation has filed all reports required to be filed with the SEC pursuant to Section 13 of the U.S. Exchange Act, and the Common Shares are listed on the Exchange;

(l)	the responses given by the Corporation and its directors and officers in the Due Diligence Session held on November 18, 2007 (and any due diligence sessions held subsequent thereto) were true and correct where they relate to matters of fact, and the Corporation and its directors and officers have responded in as thorough and complete a fashion as possible and where the responses reflect the opinion or view of the Corporation or its directors or officers, such opinions or views were honestly held at the time they were given;

(li)	neither the Corporation nor, to its knowledge, any of its shareholders is a party to any unanimous shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation, other than the Voting and Exchange Trust Agreement respecting the exchangeable shares of OQI Sask;

(lii)	OQI Sask has full corporate power and authority to issue the OQI Sask Flow-Through Shares and renounce to the Corporation OQI Sask Qualifying Expenditures in an amount equal to the OQI Sask Commitment Amount and, at the Closing Time, the OQI Sask Flow-Through Shares will be duly and validly created and issued and will be outstanding as fully paid and non-assessable securities in the capital of OQI;

(liii)	OQI Sask has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has all the requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted, and to own its properties and assets in each jurisdiction in which it carries business and owns properties or assets;

(liv)	as of the date hereof, the authorized capital of OQI Sask consists of an unlimited number of OQI Sask Common Shares, an unlimited number of preferred shares issuable in series; and an unlimited number of Exchangeable Shares; there are 14,976,412 Common Shares (owned by the Corporation), 8,900,747 Series 2 Preferred Shares (owned by the Corporation), 62,266,404 Exchangeable Shares (32,996,669 owned by the Corporation) and 1,730,000 Options outstanding to acquire 14,237,900 Exchangeable Shares (exchange ratio 8.23). Except as described in the immediately preceding sentence, there are no other issued or outstanding securities of OQI Sask and, without limitation, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating OQI Sask to issue or sell any shares of any capital stock of OQI Sask or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of OQI Sask, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of OQI Sask;
(lv)	OQI Sask is not in default or breach of, and the execution and delivery of the OQI Sask Flow-Through Subscription Agreement, and the sale of the OQI Sask Flow-Through Shares by OQI Sask will not result in any breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provisions of the constating documents, by-laws or resolutions of the directors and shareholders of OQI Sask, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which OQI Sask is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to OQI Sask, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of OQI Sask or its properties or assets;

(lvi)	no Securities Commission or any other similar regulatory authority has issued any order preventing or suspending trading of any securities of OQI Sask, no such proceeding is, to the knowledge of OQI Sask, pending, contemplated or threatened, nor is OQI Sask in default of any requirement of applicable Securities Laws that would have a material affect on the distribution of the OQI Sask Flow-Through Shares from OQI Sask to the Corporation;

(lvii)	OQI Sask has full corporate power and authority to enter into the OQI Sask Flow-Through Subscription Agreement and to perform its obligations set out therein and the OQI Sask Flow-Through Subscription Agreement will be at the Closing Time duly authorized, executed and delivered by OQI Sask, and the OQI Sask Flow-Through Subscription Agreement will be at the Closing Time a legal, valid and binding obligation of OQI Sask enforceable against OQI Sask in accordance with its terms, subject to the general qualifications that:
(A)	enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(B)	equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the court and the courts have statutory and inherent powers to stay proceedings before them and the execution of judgments; and

(C)	rights to indemnity and contribution hereunder may be limited under applicable law;
(lviii)	except as a result of any agreement to which OQI Sask is not a party and of which it has no knowledge, upon issuance pursuant to the provisions of the OQI Sask Flow-Through Subscription Agreement, the OQI Sask Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax

Act and will not be “prescribed shares” for the purpose of Regulation 6202.1 of the Tax Act;
(lix)	the representations and warranties made by OQI Sask in the OQI Sask Flow-Through Subscription Agreement will be true and correct as of the date at which they are made and as of the Closing Date;

(lx)	neither the Corporation nor OQI Sask has any reason to believe that OQI Sask will be unable to incur during the OQI Sask Expenditure Period and renounce to the Corporation OQI Sask Qualified Expenditures in the amount equal to the OQI Sask Commitment Amount effective on or before the end of the OQI Sask Expenditure Period;

(lxi)	neither the Corporation nor OQI Sask has any reason to expect any reduction of OQI Sask Qualified Expenditures by virtue of subsection 66(12.73) of the Tax Act;

(lxii)	other than expenses to be renounced by December 31, 2007 in connection with the issuances of “flow-through” shares in March and May of 2007 in an aggregate amount not exceeding Cdn$26,500,000, all expenses in respect of “flow-through” shares previously issued have been renounced to the subscribers therefore and OQI Sask does not have any other obligations to renounce expenditures related to “flow-through” securities;

(lxiii)	no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by OQI Sask in connection with the sale and delivery of the OQI Sask Flow-Through Shares except as contemplated hereby; and

(lxiv)	the minute books for OQI Sask contain full, true and correct copies of the constating documents of OQI Sask and contain copies of all minutes of all meetings and all consent resolutions of the directors, committees of the directors and shareholders of OQI Sask and all such meetings were duly called, properly held and all such consent resolutions were properly adopted.
8. Indemnity
(a)	The Corporation shall indemnify and save each of the Underwriters, and each of the Underwriters’ agents, directors, officers, affiliates and employees harmless against and from all liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Underwriters, or any of the Underwriters’ agents, directors, officers, affiliates or employees may be subject or which the Underwriters, or any of the Underwriters’ agents, directors, officers, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:
(i)	any information or statement contained in the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or in any other document or material filed or delivered by or on behalf of the

Corporation pursuant hereto (other than any information or statement relating solely to the Underwriters and furnished to the Corporation by the Underwriters expressly for inclusion in the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or such other document or material) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Underwriters) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;
(ii)	any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Underwriters and furnished to the Corporation by the Underwriters expressly for inclusion in the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or in any document or other part of the Public Record) contained in the Registration Statement, the Disclosure Package, the Prospectuses, any Supplementary Material or in any other document or any other part of the Public Record filed by or on behalf of the Corporation;

(iii)	any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Offered Securities imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 8(a)(ii);

(iv)	any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Underwriters or their banking or Selling Dealer Group members, if any) prohibiting, restricting, relating to or materially affecting the trading or distribution of the Offered Securities; or

(v)	any breach of, default under or non-compliance by the Corporation with any requirements of the applicable Securities Laws, the by-laws, rules or regulations of the Exchange or any representation, warranty, term or condition of this agreement or in any certificate or other document delivered by or on behalf of the Corporation hereunder or pursuant hereto;
except to the extent that any such liability, claim, demand, loss, cost, damage or expense resulted from the Indemnified Person (defined in subsection 8(b) below) acquiring or holding the Flow Through Common Shares as principal.

(b)	If any claim contemplated by subsection 8(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such subsections, such person or corporation (the “Indemnified Person”) shall notify the Corporation (provided that failure to so notify the Corporation of the nature of such claim in a timely fashion shall relieve the Corporation of liability hereunder only if and to the extent that such failure materially prejudices the Corporation’s ability to defend such claim) as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Person acting reasonably and that no admission of liability or settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by subsection 8(a) if:
(i)	the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to the Corporation and that representation of the Indemnified Person and the Corporation by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Corporation shall not have the right to assume the defense of such proceedings on the Indemnified Person’s behalf);

(ii)	the Corporation shall not have taken the defense of such proceedings and employed counsel within ten days after notice has been given to the Corporation of commencement of such proceedings; or

(iii)	the employment of such counsel has been authorized by the Corporation in connection with the defense of such proceedings;
and, in any such event, the reasonable fees and expenses of such Indemnified Person’s counsel (on a solicitor and his client basis) shall be paid by the Corporation, provided that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Persons.

(c)	The Corporation hereby waives its rights to recover contribution from the Underwriters with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or any other part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon information relating solely to the Underwriters contained in such document and furnished to the Corporation by the Underwriters expressly for inclusion in the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or any other part of the Public Record.

(d)	If any legal proceedings shall be instituted against the Corporation in respect of the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or any other part of the Public Record or the Offered Securities or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation in respect of the Registration Statement, the Disclosure Package or the Prospectuses or any Supplementary Material or any other part of the Public Record or the Offered Securities and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Persons may employ their own legal counsel and, provided such proceeding is not brought as a result of any negligence, fraud, willful misconduct or any actions or inactions of the Indemnified Person, the Corporation shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.
(e)	The rights and remedies of the Indemnified Persons set forth in sections 8, 9 and 11 (in the case of the Underwriters) hereof are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

(f)	The Corporation hereby acknowledges that the Underwriters are acting as trustees for the Underwriters’ respective agents, directors, officers, shareholders and employees under this section 8 and under section 9 with respect to all such agents, directors, officers, affiliates and employees.

(g)	The Corporation waives any right it may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

(h)	The rights of indemnity contained in this section 8 shall not apply if the Corporation has complied with the provisions of sections 3 and 4 and the person asserting any claim contemplated by this section 8 was not provided with a copy of the Prospectuses or any amendment to the Prospectuses or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under applicable Securities Laws, to be delivered to such person by the Underwriters.

(i)	If the Corporation has assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Corporation copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Corporation in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Corporation.
9. Contribution
     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from the Corporation on grounds of policy or otherwise, the Corporation and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which they may be subject or which they may suffer or incur:
(a)	in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand, and by the Underwriters on the other hand, from the offering of the Offered Securities; or

(b)	if the allocation provided by subsection 9(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection 9(a) above but also to reflect the relative fault of the Underwriters on the one hand, and the Corporation, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Underwriters. In the case of liability arising out of the Prospectuses, any Supplementary Material or any other part of the Public Record, the relative fault of the Corporation, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 8 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of the Corporation or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 8.
     The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.
     Each of the Corporation and the Underwriters agree that it would not be just and equitable if contributions pursuant to this agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sections. The rights to contribution provided in this section 9 shall be in addition to, and without prejudice to, any other right to contribution which the Underwriters or other Indemnified Persons may have.
     Any liability of the Underwriters under this section 9 shall be limited to the amount of the underwriting fees actually received by the Underwriters under section 2.
10. Expenses
     Whether or not the transactions contemplated herein shall be completed all costs and expenses (including applicable GST) of or incidental to the transactions contemplated hereby including, without limitation, those relating to the distribution of the Offered Securities, shall be borne by the Corporation including, without limitation, all costs and expenses of or incidental to the preparation, filing, reproduction (including the commercial copies thereof) of the Registration Statement, the Disclosure Package, the Prospectuses, or any Supplementary Material and the delivery thereof to the Underwriters, the fees and expenses of the Corporation’s counsel, the fees and expenses of agent counsel retained by the Corporation or the Corporation’s counsel, the fees and expenses of the Corporation’s transfer agent and any auditors, engineers and other outside consultants, all stock exchange listing fees, the reasonable legal fees and disbursements of Underwriters’ U.S. and Canadian counsel, the out-of-pocket expenses of the Underwriters and all other costs and expenses relating to the transactions contemplated herein.
11. Termination
(a)	The Underwriters, or any of them, may, without liability, terminate their obligations hereunder, by written notice to the Corporation in the event that after the date hereof and at or prior to the Closing Time:
(i)	any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the distribution of any of the Offered Securities is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchange or any other competent authority, and has not been rescinded, revoked or withdrawn;

(ii)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its directors or senior officers is announced, commenced or threatened by any securities commission or similar regulatory authority, the Exchange or any other competent authority or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Underwriters or any one of them, the change, announcement, commencement or threatening thereof materially adversely affects, or may materially adversely affect, the trading or distribution of the Offered Securities or any other securities of the Corporation;

(iii)	there shall have occurred or be discovered any adverse change, as determined by the Underwriters or any one of them in their sole discretion, acting reasonably, in the business, operations, capital or condition (financial or otherwise), business or business prospects of the Corporation or its properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) which in the opinion of the Underwriters or any one of them, acting reasonably, after consultation with the Corporation, would reasonably be expected to have a significant adverse effect on the market price or value or marketability of the Offered Securities;

(iv)	there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or occurrence of national or international consequence, or any law, action, regulation or other occurrence of any nature whatsoever, which, in the sole opinion of the Underwriters or any one of them, acting reasonably, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets generally or the business, operations or affairs of the Corporation and its Subsidiaries (taken as a whole);

(v)	the Underwriters shall become aware of any material information with respect to the Corporation which had not been publicly disclosed or disclosed in writing to the Underwriters at or prior to the date hereof and which in the sole opinion of the Underwriters or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Securities or any other securities of the Corporation or the investment quality or marketability of the Offered Securities or any other securities of the Corporation;

(vi)	the Corporation shall be in breach of, default under or non-compliance with any representation, warranty, covenant, term or condition of this agreement in any material respect;

(vii)	the state of the financial markets in Canada and the United States is such that the Offered Securities cannot in the sole opinion of the Underwriters or any of them, acting reasonably, be profitably marketed; or

(viii)	there is announced any change or proposed change in the income tax laws of Canada or the interpretation or administration thereof and such change, which in the sole opinion of the Underwriters, or any one of them, acting reasonably, could be expected to have a significant adverse effect on the market price or value of the Offered Securities or any other securities of the Corporation.
(b)	The Underwriters, or any of them, may exercise any or all of the rights provided for in subsection 11(a) or section 12 or 16 notwithstanding any material change, change, event or state of facts and (except where the Underwriter purporting to exercise any of such rights is in breach of its obligations under this agreement) notwithstanding any act or thing taken or done by the Underwriters or any inaction by the Underwriters, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Underwriters related to the offering or continued offering of the Offered Securities for sale and any act taken by the Underwriters in connection with any amendment to the Prospectuses including the execution of any amendment or any other Supplementary Material and the Underwriters shall only be considered to have waived or be estopped from exercising or relying upon any of their rights under or pursuant to subsection 11(a) or section 12 or 16 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

(c)	Any termination pursuant to the terms of this agreement shall be effected by notice in writing delivered to the Corporation provided that no termination shall discharge or otherwise affect any obligation of the Corporation under section 8, 9, 10 or 16. The rights of the Underwriters to terminate their obligations hereunder are in addition to, and without prejudice to, any other rights or remedies they may have.

(d)	If an Underwriter elects to terminate its obligation to purchase the Offered Securities as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder with respect to such Underwriter shall be limited to the indemnity referred to in section 8, the contribution rights referred to in section 9 and the payment of expenses referred to in section 10.

12. Closing Documents
     The obligations of the Underwriters hereunder to purchase the Offered Securities to be purchased at the Closing Time shall be conditional upon all representations and warranties and other statements of the Corporation herein being, at and as of the Closing Time, true and correct in all material respects, the Corporation having performed in all material respects, at the Closing Time, all of its obligations hereunder theretofore to be performed and the Underwriters receiving at the Closing Time:
(a)	favourable legal opinions of the Corporation’s counsel and the Underwriters’ Canadian counsel addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request relating to the Corporation, the offering of the Offered Securities and the transactions contemplated hereby, including, without limitation, that:
(i)	the Corporation and each Material Subsidiary has been duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and to own its properties and assets;

(ii)	the Corporation has full corporate power and authority to enter into this agreement, the Flow-Through Subscription Agreements, the OQI Sask Flow-Through Subscription Agreement and the Warrant Indenture and to perform its obligations set out herein and this agreement and have been duly authorized, executed and delivered by the Corporation and this agreement constitutes a legal, valid and binding obligation of the Corporation and, in the case of the OQI Sask Flow-Through Subscription Agreement of OQI Sask, enforceable against it in accordance with its or their respective terms, subject to laws relating to creditors’ rights generally and except as rights to indemnity may be limited by applicable law;

(iii)	the execution and delivery of this agreement, the Flow-Through Subscription Agreements, the OQI Sask Flow-Through Subscription Agreement and the Warrant Indenture and the fulfillment of the terms hereof and thereof by the Corporation, and the performance of and compliance with the terms of this agreement, the Flow-Through Subscription Agreements, the OQI Sask Flow-Through Subscription Agreement and the Warrant Indenture by the Corporation and, as applicable, OQI Sask does not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under: (a) any applicable federal or state laws of the United States or applicable laws of the Province of Alberta or the federal laws of Canada applicable therein; (b) any term or provision of the articles, by-laws or other constating documents, as applicable, of the Corporation or OQI Sask, as applicable, or, of which counsel is aware, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation or OQI Sask, as applicable; (c) any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or OQI Sask, as applicable, is a party or by which it is bound, of which counsel is aware; or (d) any judgment, decree or order, of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the

Corporation or OQI Sask, as applicable, or their respective properties or assets, of which counsel is aware;
(iv)	the Common Shares included in the Prospectus Securities have been validly issued as fully paid and non-assessable Common Shares of the Corporation and the Over-Allotment Option has been duly and validly created and authorized;

(v)	the Warrants have been validly issued as obligations of the Corporation;

(vi)	to such counsel’s knowledge, the Corporation is subject to and has complied in all material respects with the requirements of Section 13 of the U.S. Exchange Act;

(vii)	the Corporation is a “reporting issuer” not in default of any requirement of the Securities Act (Alberta) and the regulations thereunder and is eligible to participate in NI 71-101 in each Qualifying Province;

(viii)	the attributes of the Offered Securities, the Warrant Indenture and the Over-Allotment Option conform in all material respects with the description thereof contained in the Disclosure Package and the Prospectuses;

(ix)	the Offered Securities are eligible investments as set out under the heading “Eligibility for Investment” in the Canadian Prospectus;

(x)	all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the applicable Securities Laws of each of the Qualifying Provinces in order to qualify the Offered Securities for distribution and sale to the public in each of such Qualifying Provinces by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of such applicable Securities Laws and to qualify the Over-Allotment Option for distribution to the Underwriters in each of the Qualifying Provinces;

(xi)	the Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Preliminary Prospectus or the Prospectuses or any part thereof shall have been issued and to such counsel’s knowledge no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the SEC, and all requests for additional information on the part of the SEC (to be included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters; each Issuer Free Writing Prospectus, the U.S. Preliminary Prospectus and the U.S. Prospectus shall have become effective immediately upon its filing with the SEC;

(xii)	the Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the SEC Rules and Regulations;
(xiii)	the Corporation has the necessary corporate power and authority to execute and deliver the Prospectuses and all necessary corporate action has been taken by the Corporation to authorize the execution and delivery by it of the Canadian Prospectus and the filing thereof, as the case may be, in each of the Qualifying Provinces in accordance with Applicable Securities Laws;

(xiv)	subject to the qualifications set out therein, the statements in the Canadian Prospectus under the heading “Canadian Federal Income Tax Considerations” constitute a fair summary of the principal Canadian federal income tax consequences arising under the Tax Act to persons referred to therein who hold Offered Securities;

(xv)	except as the result of any agreement or arrangement to which the Corporation is not a party and of which it has no knowledge, upon issuance pursuant to the provisions of the Flow-Through Subscription Agreements, the Flow-Through Common Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and will not be “prescribed shares” for the purpose of Regulation 6202.1 of the Regulations to the Tax Act.

(xvi)	the Common Shares and Warrants included in the Offered Securities are conditionally approved for listing and, upon notification to the Exchange of the issuance and sale thereof and fulfillment of the conditions of the Exchange, will be listed and posted for trading on the Exchange;

(xvii)	Computershare Trust Company of Canada has been duly appointed by the Corporation as the transfer agent and registrar for the Common Shares (including the Common Shares included in the Offered Securities) and the Warrants;

(xviii)	subject to the qualifications set out therein, the statements in the U.S. Prospectus under the heading “Certain United States Income Tax Considerations” to the extent that they constitute summaries of U.S. federal law or regulation or legal conclusions, have been reviewed by the Corporation’s U.S. counsel and fairly summarize the matters described under that heading in all material respects.

(xix)	the authorized and issued capital of the Corporation;
and as to all other legal matters, including compliance with applicable Securities Laws in any way connected with the issuance, sale and delivery of the Offered Securities as the Underwriters may reasonably request.

(b)	In addition to the opinions set forth above, at the Closing Time, the Underwriters shall have received from each of Corporation’s U.S. counsel and the Corporation’s Canadian counsel, a letter of each firm containing statements to the effect that such counsel has reviewed and participated in discussions concerning the preparation of the Registration Statement, the Disclosure Package and the Prospectuses with certain officers or employees of the Corporation and its auditors. Such counsel may also state that the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that they cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the Disclosure Package or the Prospectuses.
The letters of such counsel shall also state that, subject to the limitations set forth in the preceding paragraph, on the basis of the information they gained in the course of performing the services referred to above, no facts came to such counsel’s attention which gave them reason to believe that (a) the Registration Statement (other than the Financial Statements, schedules and other financial data, and statistical information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report in reliance on the authority of such firm as experts within the meaning of the US Securities Act, contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package (other than the Financial Statements, schedules and other financial data, and statistical information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report in reliance on the authority of such firm as experts within the meaning of the US Securities Act, contained therein or omitted therefrom, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the U.S. Prospectus (other than the Financial Statements, schedules and other financial data, and statistical information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report in reliance on the authority of such firm as experts within the meaning of the US Securities Act, contained therein or omitted therefrom, as to which such counsel need not comment) as of its date and the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The letters of such counsel may be in such form and may also contain such qualifications and other statements as are customary for such letters delivered by Canadian or U.S. counsel, as applicable. In addition, the Underwriters’ U.S. counsel shall deliver, at the Closing Date, a letter addressed to the Underwriter, substantially similar in form and content to the letter described above and reasonably acceptable to the Underwriters.

It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than where they are qualified to practice law, and on certificates of officers of the Corporation, the transfer agent and the Corporation’s auditors as to relevant matters of fact. It is further understood that the Underwriters’ counsel may rely on the opinion of the Corporation’s counsel as to matters which specifically relate to the Corporation or the Offered Securities, including the issuance of the Offered Securities;
(c)	a certificate of the Corporation dated the Closing Date or the Additional Closing Date (as applicable) addressed to the Underwriters and signed on behalf of the Corporation by the

President and Chief Executive Officer and the Chief Financial Officer of the Corporation or such other officers of the Corporation satisfactory to the Underwriters, acting reasonably, certifying that:
(i)	the Corporation has complied with and satisfied in all material respects all terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)	the representations and warranties of the Corporation set forth in this agreement are true and correct in all material respects at the Closing Time, as if made at such time; and

(iii)	no event of a nature referred to in subsection 11(a)(i), 11(a)(ii), 11(a)(iii) or 11(a)(vi) has occurred or to the knowledge of such officer is pending, contemplated or threatened (excluding any requirement to make any determination as to any Underwriter’s opinion);
and the Underwriters shall have no knowledge to the contrary;

(d)	a comfort letter of the Corporation’s auditors addressed to the Underwriters and dated the Closing Date, satisfactory in form and substance to the Underwriters, acting reasonably, bringing the information contained in the comfort letters referred to in subsection 4(c) hereof up to the Closing Time, which comfort letters shall be not more than two Business Days prior to the Closing Date;

(e)	evidence satisfactory to the Underwriters that the Common Shares and the Warrants included in the Offered Securities have been conditionally listed on the Exchange, and upon notice to the Exchange shall be posted for trading as at the opening of business on the Closing Date or first trading date after notice of the issuance of such Common Shares and Warrants;

(f)	executed copies of the Flow-Through Subscription Agreements, the OQI Sask Flow-Through Subscription Agreement and the Warrant Indenture; and

(g)	such other certificates and documents as the Underwriters may request, acting reasonably.
13. Deliveries
(a)	The sale of the Prospectus Securities to be purchased hereunder shall be completed at the Closing Time at the offices of the Corporation’s counsel in Calgary, Alberta or at such other place as the Corporation and the Underwriters may agree. Subject to the conditions set forth in section 12, the Underwriters, on the Closing Date, shall deliver to the Corporation, by wire transfer, the amounts of US$55,000,000 and Cdn$16,042,000 against delivery by the Corporation of:
(i)	the opinions, certificates and documents referred to in section 12;

(ii)	definitive certificates representing, in the aggregate, all of the Prospectus Securities registered in such name or names as the Underwriters shall notify the Corporation in writing not less than 24 hours prior to the Closing Time; and

(iii)	payment to TD Securities Inc. by certified cheque, bank draft or wire transfer or such other means as the Corporation and the Underwriters may agree, of the Underwriting Fee provided for in subsection 2(a);
or the Underwriters may, in their discretion, deliver by wire transfer the net amount of the amount in respect of the Prospectus Securities referred to above and the amount referred to in (iii) above.

(b)	The sale of the Over-Allotment Option Securities, if applicable, shall be completed at the offices of the Corporation’s counsel in Calgary, Alberta or at such other place as the Corporation and the Underwriters may agree, on the date (the “Additional Closing Date”) and at the time (“Additional Closing Time”) specified by the Underwriters in the written notice given by the Underwriters pursuant to their election to purchase such Over-Allotment Option Securities (provided that in no event shall such time be earlier than the Closing Time or earlier than two or later than ten Business Days after the date of the written notice of the Underwriters to the Corporation in respect of the Over-Allotment Option Securities), or at such other time and date as the Underwriters and the Corporation may agree upon in writing. Subject to the conditions set forth in section 12 (with the references therein to the Closing Time changed to the Additional Closing Time), the Underwriters, at the Additional Closing Time, shall deliver to the Corporation, by bank or wire transfer or such other means as the Corporation and the Underwriters may agree, the aggregate purchase price for the Over-Allotment Option Securities agreed to be purchased by the Underwriters from the Corporation pursuant to the exercise of the Over-Allotment Option, against delivery by the Corporation of:
(i)	the opinions, certificates and documents referred to in section 12 (with the references therein to the Closing Time and Closing Date changed to the Additional Closing Time and Additional Closing Date respectively);

(ii)	definitive certificates representing, in the aggregate, all of the Common Shares and Warrants comprising the Over-Allotment Option Securities registered in such name or names as the Underwriters shall notify the Corporation in writing not less than 24 hours prior to the Additional Closing Time; and

(iii)	payment to TD Securities Inc. by certified cheque, bank or wire transfer or such other means as the Corporation and the Underwriters may agree, of the Underwriting Fee provided for in subsection 2(c) in respect of the Over-Allotment Option Securities;
or the Underwriters may, in their discretion, deliver by wire transfer the net amount of the amount in respect of the Over-Allotment Option Securities referred to above and the amount referred to in (b)(iii) above.

Whether or not specifically contemplated in this agreement, all provisions of this agreement shall apply in the same manner and upon the same terms and conditions in respect of any Over-Allotment Option Securities as would apply to the Prospectus

Securities issued and sold pursuant to this agreement, and any steps to be taken or conditions to be satisfied at the Additional Closing shall be the same as those steps to be taken or conditions to be satisfied at Closing Time.
14. Restrictions on Offerings
     The Corporation covenants and agrees with the Underwriters that the Corporation will not, directly or indirectly, during the period commencing the date of this agreement and ending on the day which is 90 days following the Closing Date, without the prior written consent of the TD Securities Inc., on behalf of the Underwriters, (which consent will not be unreasonably withheld), (i) offer, issue, secure, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Common Shares, other securities or cash or otherwise or (iii) announce any intention to effect any of the foregoing, provided that notwithstanding the foregoing the Corporation may (A) grant stock options pursuant to the Corporation’s existing stock option plan or issue securities pursuant to bona fide compensation arrangements to or for the benefit of employees, consultants and directors (not in excess of the number of options allowable under the rules of the Exchange) and issue shares to the holders thereof or to holders of other stock options existing to the date hereof, (B) issue securities in connection with the exchange, transfer, conversion, or exercise rights of existing outstanding securities or existing commitments to issue securities.
15. Notices
     Any notice or other communication to be given hereunder shall, in the case of notice to the Corporation, be addressed to:
Oilsands Quest Inc.
205, 707 — 7th Avenue S.W.
Calgary, Alberta
T2P 3H6
Attention:     Karim Hirji
Telecopy No.: (403) 263-9812
with a copy to:
Burns, Figa & Will P.C.
Suite 1000
6400 S. Fiddlers Green Circle
Greenwood Village, CO 80111
Attention:     Theresa Mehringer
Telecopy No.: (303) 796-2777

and a copy to:
Macleod Dixon llp
3700, 400 – 3rd Avenue S.W.
Calgary, Alberta
T2P 4H2
Attention:          Craig Hoskins
Telecopy No.: (403) 264-5973
and in the case of notice to the Underwriters, be addressed to:
TD Securities Inc.
800, 324 — 8th Avenue S.W.
P.O. Box 2850
Calgary, Alberta
T2P 2Z2
Attention:          Robert J. Mason
Telecopy No.:     (403) 292-2776
and to:
Genuity Capital Markets
1700, 300 – 5th Ave. SW
Calgary, Alberta
T2P 3C4
Attention:          Tony P. Loria
Telecopy No.:     (403) 266-1755
and to:
CIBC World Markets Inc.
9th Floor, Bankers Hall East
855 – 2nd St. SW
Calgary, Alberta
T2P 4J7
Attention:          Brenda A. Mason
Telecopy No.:     (403) 260-0524

and to:
Desjardins Securities Inc.
145 King St West
Suite 2750
Toronto, Ontario
M5H 1J8
Attention:          Dennis Logan
Telecopy No.:     (416) 861-9992
and to:
Blackmont Capital Inc.
2200, 440 — 2nd Avenue SW
Calgary, Alberta
T2P 5E9
Attention:           Terris N. Chorney
Telecopy No.:     (403) 260-5751
and to:
Canaccord Capital Corporation
2200, 450 — 1st Street SW
Calgary, Alberta
T2P 5P8
Attention:          Timothy J. Hart
Telecopy No.:     (403) 508-3866
and to:
Lehman Brothers Canada Inc.
3300, 150 — 6th Avenue SW
Calgary, Alberta
T2P 3Y7
Attention:          Geoffrey S. Belsher
Telecopy No.     (403) 237-5972
with a copy to:
Blake, Cassels & Graydon llp
3500, 855 – 2nd Street S.W.
Calgary, Alberta
T2P 4J8
Attention:          Pat Finnerty
Telecopy No.:    (403) 260-9700

and with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:               Andrew J. Foley
Telecopy No.:         (212) 492-0078
or to such other address as the party may designate by notice given to the others. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:
(a)	communication which is personally delivered shall, if delivered before 4:30 p.m. (local time) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)	a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:30 p.m. (local time), be deemed to be given and received, subject to confirmation of transmission on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent, subject to confirmation of transmission.
16. Conditions
     All terms, covenants and conditions of this agreement to be performed by the Corporation shall be construed as conditions, and any breach or failure to comply with any material terms and conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligations to purchase the Offered Securities, by written notice to that effect given to the Corporation prior to the Closing Time. The Underwriters may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Underwriters only if the same is in writing.
17. Survival of Representations and Warranties
     All representations, warranties, terms and conditions herein including, without limitation, those contained in section 7 or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Underwriters for the Offered Securities and the distribution of the Offered Securities pursuant to the Prospectuses and shall continue in full force and effect for the benefit of the Underwriters for a period of three years from the Closing Date regardless of any investigation by or on behalf of the Underwriters with respect thereto.
18. Several Liability of Underwriters
     The Underwriters’ rights and obligations under this agreement are several and not joint and several including, without limitation, that:

(a)	each of the Underwriters shall be obligated to purchase only the percentage of the total number of Prospectus Securities and, if applicable, Over-Allotment Option Securities set forth opposite their names set forth in this section 18; and

(b)	The applicable percentage of the total number of Offered Securities which each of the Underwriters shall be separately obligated to purchase is as follows:

TD Securities Inc.	48.0%
Genuity Capital Markets	19.5
CIBC World Markets Inc.	10.0
Desjardins Securities Inc.	7.5
Blackmont Capital Inc.	5.0
Canaccord Capital Corporation	5.0
Lehman Brothers Canada Inc.	5.0

100.0%

(c)	If one or more of the Underwriters (the “Refusing Underwriters”) do not complete the purchase and sale of the Offered Securities which such Underwriters have agreed to purchase under this agreement (other than in accordance with section 11) (the “Defaulted Securities”) and if the number of Defaulted Securities is 10% or less of the aggregate number of Offered Securities to be purchased at such time, the Continuing Underwriters shall purchase the Defaulted Securities pro rata to their respective underwriting percentages. If the number of Defaulted Securities is more than 10% of such aggregate number, TD Securities Inc. may delay the Closing Date or the Additional Closing Date, as the case may be, for not more than five Business Days and the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase all but not less than all of the Defaulted Securities pro rata according to the number of Offered Securities to have been acquired by the Continuing Underwriters under this agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made, the Continuing Underwriters will not be obliged to purchase the Defaulted Securities and, if the Continuing Underwriters do not elect to purchase the Defaulted Securities:
(i)	the Continuing Underwriters will not be obliged to purchase any of the Offered Securities;

(ii)	the Corporation will not be obliged to sell less than all of the Prospectus Securities or to the extent the Over-Allotment Option is exercised, the Over-Allotment Option Securities;

(iii)	the Corporation will be entitled to terminate its obligations under this agreement, in which event there will be no further liability thereunder on the part of the Corporation or the Continuing Underwriters, except pursuant to the provisions of sections 7(b)(lviii), 9, and 10; and

(iv)	any liability of the Refusing Underwriters will remain unaffected.
(d)	Nothing in this agreement shall obligate the Corporation to sell less than all of the Prospectus Securities or to the extent the Over-

Allotment Option is exercised, the Over-Allotment Option Securities, or shall relieve any Underwriter in default from liability to the Corporation or any non-defaulting Underwriter in respect of the defaulting Underwriter’s default hereunder.
19. Authority to Bind Underwriters
     The Corporation shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Underwriters by TD Securities Inc., which shall represent the Underwriters, and which shall have the authority to bind the Underwriters in respect of all matters hereunder, except in respect of any settlement under section 8 or 9, any matter referred to in section 11 or any agreement under section 18. While not affecting the foregoing, TD Securities Inc. shall consult with the other Underwriters with respect to any such notice, waiver, extension or other communication.
20. Underwriters Covenants
(a)	Each of the Underwriters shall offer the Offered Securities (other than the Flow-Through Common Shares) for sale to the public in Canada (other than in the province of Quebec) and the United States and the Flow-Through Common Shares for sale to the public in Canada (other than in the province of Quebec) only, directly and through the Selling Dealer Group, upon the terms and conditions set forth in the Prospectuses and this agreement.

(b)	Each of the Underwriters shall use its reasonable commercial efforts to complete, and to cause the Selling Dealer Group to complete, the distribution of the Offered Securities as soon as possible after the Closing Time.

(c)	Each of the Underwriters covenants and agrees with the Corporation that it will:
(i)	conduct activities in connection with the proposed offer and sale of the Offered Securities in compliance with all the Securities Laws and cause a similar covenant to be contained in any agreement entered into with any Selling Dealer Group established in connection with the distribution of the Offered Securities;

(ii)	as soon as reasonably practicable after the Closing Date (and in any event within 30 days thereof) provide the Corporation with a breakdown of the number of Offered Securities sold in each of the Qualifying Provinces and, upon completion of the distribution of the Offered Securities, provide to the Corporation notice to that effect, if required by applicable Securities Laws.
(d)	For the purposes of this section 20, the Underwriters shall be entitled to assume that the Offered Securities may be lawfully offered for sale and sold in the Qualifying Provinces and that the Offered Units are registered under the U.S. Securities Laws, unless the Underwriters have actual knowledge, or have been notified in writing to the contrary by the Corporation or any applicable securities regulatory authority.

(e)	The Underwriters shall be entitled to offer the Prospectus Units and the Over-Allotment Option Securities in any jurisdiction outside of Canada and the United States but only in compliance with applicable law and in a manner which will not require the Corporation to register in such jurisdiction or file a prospectus or similar offering document in such jurisdiction.

(f)	No Underwriter will be liable to the Corporation under this section 20 with respect to a default by any of the other Underwriters but will be liable to the Corporation only for its own default.
21. Severance
     If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
22. Relationship Between the Corporation and the Underwriters
     The Corporation: (i) acknowledges and agrees that the Underwriters have certain statutory obligations as registrants under the applicable Securities Laws; and (ii) consent to the Underwriters acting hereunder while continuing to act for their clients. To the extent that the Underwriters’ statutory obligations as registrants under the applicable Securities Laws or fiduciary relationships with their clients conflicts with their obligations hereunder the Underwriters shall be entitled to fulfil their statutory obligations as registrants under the applicable Securities Laws and their duties to their clients. Nothing in this agreement shall be interpreted to prevent the Underwriters from fulfilling their statutory obligations as registrants under the applicable Securities Laws or to act as a fiduciary of their clients.
     The Corporation acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this agreement, including the determination of the offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, and the Corporation is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Corporation or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favour of the Corporation with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the offering contemplated hereby except the obligations expressly set forth in this agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
23. Stabilization
     In connection with the distribution of the Offered Securities, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares and the Warrants at levels other than those which might otherwise prevail on the open market, but in each case only as permitted by applicable law. Such stabilizing transactions, if any, may be discontinued at any time.

24. Governing Law
     This agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the Corporation and the Underwriters hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta.
25. Time of the Essence
     Time shall be of the essence of this agreement.
26. Counterpart Execution
     This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission.
27. Further Assurances
     Each party to this agreement covenants agrees that from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this agreement or of any agreement or other document executed pursuant to this agreement or any of the respective obligations intended to be created hereby or thereby.
28. Entire Agreement
     It is understood that the terms and conditions of this agreement supersede any previous verbal or written agreement between the Underwriters and the Corporation.
[The remainder of this page was intentionally left blank.]

     If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to TD Securities Inc.

TD SECURITIES INC.

By:	“Robert J. Mason”

GENUITY CAPITAL MARKETS

By:	“Tony P. Loria”

CIBC WORLD MARKETS INC.

By:	“Brenda A. Mason”

DESJARDINS SECURITIES INC.

By:	“Dennis Logan”

BLACKMONT CAPITAL INC.

By:	“Terris N. Chorney”

CANACCORD CAPITAL CORPORATION

By:	“Timothy J. Hart”

LEHMAN BROTHERS CANADA INC.

By:	“Geoffrey S. Belsher”

ACCEPTED AND AGREED to as of November 21, 2007.
OILSANDS QUEST INC.

By:	“Karim Hirji”

SCHEDULE “A”
ISSUER FREE WRITING PROSPECTUS INCLUDED IN THE DISCLOSURE PACKAGE
1.	Corporate Presentation dated November, 2007

2.	Term Sheets dated November 20, 2007 respecting the Offering

3.	Press Release dated November 20, 2007.

4.	Term Sheets (Final Terms) dated November 21, 2007 respecting the Offering.

5	Press Release dated November 21, 2007 announcing the pricing of the Offering.

SCHEDULE “B”
FORM OF FLOW-THROUGH SUBSCRIPTION AGREEMENT
TO:                     Oilsands Quest Inc. (the “Corporation”)
1.	, as the duly authorized agent (the “Agent”) for those persons listed on Appendix “A” attached hereto (the “Subscribers”) and in the respective numbers set out therein, hereby irrevocably subscribes for common shares of the Corporation issued on a “flow-through basis” (“Flow-Through Shares”) at a price of Cdn$6.17 per Flow-Through Share for an aggregate subscription price of $ , upon the terms and conditions set forth in this agreement (the “Flow-Through Subscription Agreement”) constituted by the acceptance hereof and as described in the final short-form shelf prospectus as amended and supplemented, (the “Prospectus”) of the Corporation dated November 16, 2007.

The Agent represents and warrants to the Corporation that it has been authorized to enter into this Flow-Through Subscription Agreement on behalf of the Subscribers and to make the representations, warranties and statements contained herein on their behalf. The Subscribers have received a copy of the Prospectus and have tendered payment of their respective subscription price to the Agent in order that it may deliver a certified cheque or bank draft payable to the Corporation in respect thereof.

2.	In this Flow-Through Subscription Agreement:
(a)	“Canadian Exploration Expense(s)” or “CEE” means Canadian exploration expense described in paragraph (a), (d) or (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act or that would be included in paragraph (h) of that definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.1)” were read as “paragraphs (a), (d) and (f)”, excluding any amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Tax Act, the amount of any assistance received by the Corporation described in paragraph 66(12.6)(a) of the Tax Act and any expense described in paragraph 66(12.6)(b.1) of the Tax Act;

(b)	“Commitment Amount” means an amount equal to Cdn$6.17 multiplied by the number of Flow-Through Shares subscribed for hereunder;

(c)	“Expenditure Period” means the period commencing on the date of acceptance of this Flow-Through Subscription Agreement and ending on the earlier of:
(i)	the date on which the Corporation has incurred (or has been deemed to have incurred) Qualifying Expenditures equal to the Commitment Amount in accordance with the terms hereof; and

(ii)	December 31, 2008;
(d)	“Principal Business Corporation” means a principal-business corporation as defined in subsection 66(15) of the Tax Act;

(e)	“Qualifying Expenditures” means expenses that are CEE at the date they are incurred;

(f)	“Québec Taxation Act” means the Taxation Act (Québec), together with any and all regulations promulgated thereunder, as amended form time to time;

(g)	“Tax Act” means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time.
Any reference to a word or term defined in the Tax Act shall include, for the purposes of Québec income taxation, a reference to the equivalent word or term, if any, defined in the Québec Taxation Act from time to time. Any reference to the Tax Act or a provision thereof shall include, for purposes of Québec income taxation, a reference to the Québec Taxation Act or the equivalent provision thereof as such act may be amended, re-enacted or replaced from time to time. Any reference to a filing or similar requirement imposed under the Tax Act shall include, for purposes of Québec income taxation, a reference to the Québec Taxation Act or the equivalent provision thereof as such act may be amended, re-enacted or replaced from time to time; provided that, if no filing or similar requirement is provided under the Québec Taxation Act, a copy of any material filed under the Tax Act shall be filed with the ministère du Revenu du Québec. All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as are ascribed thereto in the Prospectus.
3.	All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as are ascribed thereto in the Prospectus.

4.	Each Subscriber represents, warrants, covenants, certifies, acknowledges and declares to the Corporation and the Agent (and acknowledges that the Corporation and the Agent are relying thereon) that:
(a)	this Flow-Through Subscription Agreement is subject to acceptance by the Corporation and is effective only upon such acceptance;

(b)	the Subscriber has received and reviewed a copy of the Prospectus;

(c)	except as provided herein or as otherwise set out in the Prospectus, the Subscriber waives any right it may have to any potential incentive grants, credits or similar or like payments or benefits which accrue as a result of the operations relating to CEE and acknowledges that all such grants, credits, payments or benefits accrue to the benefit of the Corporation;

(d)	the Subscriber, if an individual, is of the full age of majority and is otherwise legally competent to enter into this Flow-Through Subscription Agreement;

(e)	neither the Subscriber, nor the beneficial purchaser, as the case may be, has or will knowingly enter into any agreement or arrangement to which the Corporation is not a party which will cause the Flow-Through Common Shares to be or become “prescribed shares” for purposes of the Tax Act;

(f)	the Subscriber, and any beneficial purchaser for whom it is acting deals, and until January 1, 2009 will continue to deal, at arm’s length with the Corporation for the purposes of the Tax Act; and

(g)	the liability of the Corporation to renounce CEE is limited to the extent specifically stated in the Prospectus and in this Flow-Through Subscription Agreement.

5.	The Corporation hereby represents and warrants to and for the benefit of the Subscribers and the Agent (and acknowledges that the Subscribers and the Agent are relying thereon) that:
(a)	the Corporation has been duly incorporated and organized, and is a valid and subsisting corporation, under the laws of Colorado, and is qualified to carry on business in the Province of Alberta and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated hereby makes such qualification necessary;

(b)	the Corporation has the full corporate right, power and authority to execute and deliver this Flow-Through Subscription Agreement, to issue the Flow-Through Shares to the Subscribers and to incur and renounce to the Subscribers Qualifying Expenditures in an amount equal to the Commitment Amount;

(c)	each of the Corporation and Oilsands Quest Sask Inc. (“OQI Sask”) is a Principal Business Corporation;

(d)	except as the result of any agreement or arrangement of which the Corporation has no knowledge and of which it is not a party, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and will not constitute “prescribed shares” for the purpose of the definition of “flow-through share” in subsection 66(15) of the Tax Act and Regulation 6202.1 of the Regulations to the Tax Act;

(e)	other than agreements entered into in connection with the issuances of “flow-through” shares in March and May of 2007 in an aggregate amount not exceeding Cdn$26,500,000, the Corporation is not party to any other flow-through share or other agreement pursuant to which it has not yet fulfilled its obligations to incur and renounce Qualifying Expenditures;

(f)	this Flow-Through Subscription Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms;

(g)	the Corporation is related to OQI Sask within the meaning of the Tax Act and will be related to OQI Sask at all times during the Expenditure Period; and

(h)	the execution and delivery of, and the performance of the terms of this Flow-Through Subscription Agreement by the Corporation, including the issuance of the Flow-Through Shares, the incurring of Qualifying Expenditures and the renunciation of Qualifying Expenditures to the Subscribers pursuant hereto does not and will not constitute a breach of or constitute a default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound.
6.	The Corporation covenants and agrees with each of the Subscribers:
(a)	to keep proper books, records and accounts, including books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures, and, in the event the Canada Revenue Agency denies or proposes to deny the deduction of Qualifying Expenditures renounced to the Subscribers hereunder and upon reasonable notice and on a reasonable basis, to make such books, records and accounts available for inspection and review by or on behalf of any

Subscriber at the Subscriber’s expense for the sole purpose of responding to the demand or a proposal of the Canada Revenue Agency;
(b)	to file with the appropriate tax authorities, the form prescribed by subsection 66(12.68) of the Tax Act together with a copy of this Flow-Through Subscription Agreement and the Prospectus within the time period prescribed by law;

(c)	to file with the appropriate tax authorities, the form prescribed by subsection 66(12.7) of the Tax Act on or before the last day of the first month following each month in which any renunciation is made pursuant to the terms of this Flow-Through Subscription Agreement;

(d)	to incur (or be deemed to incur pursuant to subsection 66(12.61) of the Tax Act), during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to each of the Subscribers in accordance with the Tax Act and this Flow-Through Subscription Agreement, Qualifying Expenditures in an amount equal to the portion of the Commitment Amount attributable to each such Subscriber;

(e)	to renounce to each of the Subscribers, effective on or before December 31, 2007, Qualifying Expenditures incurred (or deemed to be incurred) during the Expenditure Period as required under the Tax Act in an amount equal to the portion of the Commitment Amount attributable to each such Subscriber;

(f)	to deliver to each Subscriber at the Subscriber’s address set forth in Schedule “A” attached hereto, not later than March 31, 2008, a statement setting forth the aggregate amounts of CEE renounced to such Subscriber pursuant hereto;

(g)	in the event the amount to be renounced hereunder is reduced pursuant to subsection 66(12.73) of the Tax Act, the Corporation shall indemnify such Subscriber as to, and pay to such Subscriber an amount equal to, the amount of any tax payable or that may become payable under the Tax Act (and any other corresponding provincial legislation) by such Subscriber as a consequence of such reduction;

(h)	that if the Corporation fails to renounce, effective on or before December 31, 2007, to a Subscriber Qualifying Expenditures incurred during the Expenditure Period equal to the portion of the Commitment Amount attributable to such Subscriber, the Corporation shall indemnify such Subscriber as to, and pay to such Subscriber, an amount equal to the amount of any tax payable or that may become payable under the Tax Act (and under any corresponding provincial legislation) by such Subscriber as a result of such failure;

(i)	that each of the Corporation and OQI Sask will maintain its status as a Principal Business Corporation throughout the Expenditure Period;

(j)	that all Qualifying Expenditures renounced to the Subscribers pursuant to this Flow-Through Subscription Agreement will be Qualifying Expenditures incurred (or deemed to be incurred) by the Corporation that, but for the renunciation to the Subscribers, the Corporation would be entitled to deduct in computing its income for the purposes of Part I of the Tax Act;

(k)	that the Corporation will not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscribers in an amount equal to the Commitment Amount;

(l)	that the Corporation will refrain from entering into any agreements or transactions, or taking deductions which would otherwise reduce its cumulative CEE to an extent, that would preclude the renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount as contemplated herein;

(m)	if the Corporation is required under the Tax Act to reduce Qualifying Expenditures previously renounced to the Subscriber, the Corporation shall make such reduction pro rata by number of Flow-Through Shares issued or to be issued pursuant to flow-through subscription agreements of even date with this Flow-Through Subscription Agreement provided that the Corporation shall not reduce Qualifying Expenditures renounced under this Flow-Through Subscription Agreement until it has first reduced to the extent possible expenditures renounced pursuant to flow-through subscription agreements dated after the date of this Flow-Through Subscription Agreement; and

(n)	the Corporation shall renounce Qualifying Expenditures with respect to this Flow-Through Subscription Agreement and all other flow-through subscription agreements of even date with this Flow-Through Subscription Agreement pro rata by number of Flow-Through Shares issued or to be issued pursuant thereto before or concurrently with renouncing Qualifying Expenditures pursuant to any flow-through share subscription agreements dated after the date of this Flow-Through Subscription Agreement.
7.	Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscribers or any of them and the Corporation.

8.	The contract arising out of this Flow-Through Subscription Agreement and all documents relating thereto, which by common accord has been and will be drafted in English, shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

9.	Time shall be of the essence hereof.

10.	The covenants, representations and warranties contained in this Flow-Through Subscription Agreement shall be true and correct as of closing and shall survive the closing of the offering of securities under the Prospectus.

11.	The subscriptions of the Subscribers are further subject to any rights available to the Subscribers under applicable laws.

12.	This Flow-Through Subscription Agreement shall be binding on and enure to the benefit of the Subscribers, the Corporation and their respective heirs, executors, administrators, successors and assigns.

DATED at Calgary, Alberta, this _____ day of                     , 2007.

, as duly authorized agent for those Subscribers whose names are set out on Schedule “A” attached hereto.

Per:
THIS SUBSCRIPTION AND RENUNCIATION AGREEMENT IS ACCEPTED AND AGREED TO BY THE CORPORATION at Calgary, Alberta, this ___day of                     , 2007.
OILSANDS QUEST INC.
Per: